Exhibit 99.2

Zynga Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2020 and unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2019 and the three months ended March 31, 2020 are based on the historical financial statements of Zynga Inc. (“Zynga” or the “Company”) and Peak Oyun Yazılım ve Pazarlama Anonim Şirketi (“Peak”), as adjusted to give effect to the following transaction (the “Transaction”):

On May 31, 2020, the Company executed a Share Sale and Purchase Agreement (the “Agreement”) with the shareholders of Peak, a Turkey joint stock company, pursuant to which Zynga acquired 100% of all issued and outstanding share capital of Peak in exchange for consideration of (a) $832.4 million in cash (the “Cash Consideration”), (b) $120.0 million of cash that was deposited into an escrow account for a period of 18 months as security for general representations and warranties (the “Escrow Consideration”) and (c) 116,564,861 shares of Zynga Class A common stock (the “Zynga Stock Consideration”), which was determined based on the volume-weighted average closing price of Zynga Class A common stock during the 30 trading days immediately preceding the May 31, 2020 execution of the Agreement. On July 1, 2020 (the “Closing Date”), the acquisition closed consistent with the terms noted above. Pursuant to the Agreement, $30.9 million of the Cash Consideration (the “Deferred Cash Consideration”) was retained by the Company for a period of 66 months following the Closing Date as security for tax-related indemnification obligations of the prior owners of Peak.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it occurred on March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 give effect to the Transaction as if it occurred on January 1, 2019.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not represent the consolidated results or financial position of Zynga had the Transaction been completed as of the dates indicated. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments represent the Company’s best estimates and are based upon current available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

Zynga’s historical consolidated financial statements and accompanying notes contained in Zynga’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2020;

•

Zynga’s historical consolidated financial statements and accompanying notes contained in Zynga’s Quarterly Report on Form 10-Q for its quarter ended June 30, 2020 (unaudited), filed with the Commission on August 6, 2020;

•	Peak’s historical consolidated financial statements and accompanying notes for its fiscal years ended, December 31, 2019 and 2018, included as Exhibit 99.1 in this amended Current Report on Form 8-K;
•	the Agreement filed as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed with the Commission on June 1, 2020.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2020

(In thousands)

			Transaction Accounting Adjustments
	Historical Zynga	Historical Peak (IFRS)	Peak U.S. GAAP Adjustments (Note 5)		Policy Adjustments (Note 6)		Acquisition Accounting Adjustments (Note 7)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$552,421	$124,418	$—		$—		$(212,907)	7(a) 7(b)	$463,932
Short-term investments	708,513	—	—		—		(708,513)	7(b)	—
Accounts receivable	166,065	60,977	—		—		1,290	7(c)	228,332
Restricted cash	30,006	—	—		—		—		30,006
Prepaid expenses	31,311	—	—		1,135	6(a)	—		32,446
Other current assets	15,830	6,704	—		(1,135)	6(a)	—		21,399
Total current assets	1,504,146	192,099	—		—		(920,130)		776,115
Long-term investments	173,305	—	—		—		—		173,305
Goodwill	1,436,305	—	—		—		1,540,823	7(g)	2,977,128
Intangible assets, net	215,758	11,046	—		(359)	6(b)	603,942	7(d) 7(e) 7(f)	830,387
Deferred tax assets, net	—	506	(44)	5(a)	—		(462)	7(c) 7(d) 7(e) 7(j) 7(k)	—
Property and equipment, net	31,362	6,846	—		359	6(b)	—		38,567
Right-of-use assets	132,305	4,031	201	5(a)	—		5,571	7(h)	142,108
Non-current restricted cash	—	—	—		—		120,000	7(l)	120,000
Prepaid expenses	33,998	—	—		—		—		33,998
Other non-current assets	15,242	539	—		—		—		15,781
Total assets	$3,542,421	$215,067	$157		$—		$1,349,744		$5,107,389
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,564	$17,030	$—		$—		$—		$35,594
Income tax payable	3,106	8,893	—		—		(6,993)	7(j)	5,006
Deferred revenue	451,740	—	—		—		—		451,740
Operating lease liabilities	16,043	2,629	—		—		(463)	7(h)	18,209
Other current liabilities	308,385	15,441	—		—		149,692	7(i) 7(j)	473,518
Total current liabilities	797,838	43,993	—		—		142,236		984,067
Convertible senior notes, net	576,666	—	—		—		—		576,666
Deferred revenue	1,618	—	—		—		—		1,618
Deferred tax liabilities, net	39,118	—	—		—		98,402	7(f) 7(k)	137,520
Non-current operating lease liabilities	126,036	2,104	—		—		5,535	7(h)	133,675
Other non-current liabilities	145,566	857	—				143,808	7(l)	290,231
Total liabilities	1,686,842	46,954	—		—		389,981		2,123,777
Stockholders’ equity:
Common stock and additional paid-in capital	3,927,962	27,803	—		—		1,109,870	7(l) 7(m)	5,065,635
Accumulated other comprehensive income (loss)	(155,891)	137	—		—		(137)	7(m)	(155,891)
Retained earnings (accumulated deficit)	(1,916,492)	140,173	157	5(a)	—		(149,970)	7(i) 7(j) 7(m)	(1,926,132)
Total stockholders’ equity	1,855,579	168,113	157		—		959,763		2,983,612
Total liabilities and stockholders’ equity	$3,542,421	$215,067	$157		$—		$1,349,744		$5,107,389

See accompanying notes to unaudited pro forma condensed combined financial information.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2019

(In thousands, except per share data)

			Transaction Accounting Adjustments
	Historical Zynga	Historical Peak (IFRS)	Peak U.S. GAAP Adjustments (Note 5)		Policy Adjustments (Note 6)		Acquisition Accounting Adjustments (Note 7)		Pro Forma Combined
Revenue:
Online game	$1,047,237	$617,497	$—		$(232,428)	6(c) 6(d)	$—		$1,432,306
Advertising and other	274,422	—	—		—		—		274,422
Total revenue	1,321,659	617,497	—		(232,428)		—		1,706,728
Costs and expenses:
Cost of revenue	524,089	199,166	—		(6,782)	6(c) 6(e) 6(f) 6(g) 6(h) 6(i)	114,359	7(n) 7(o) 7(p)	830,832
Research and development	505,889	—	—		9,084	6(f) 6(g) 6(h) 6(i)	2,948	7(o)	517,921
Sales and marketing	464,091	321,044	—		839	6(h) 6(i)	(27)	7(n)	785,947
General and administrative	99,790	11,991	307	5(b)	(3,511)	6(h) 6(i)	(270)	7(q)	108,307
Total costs and expenses	1,593,859	532,201	307		(370)		117,010		2,243,007
Income (loss) from operations	(272,200)	85,296	(307)		(232,058)		(117,010)		(536,279)
Interest income	14,039	2,900	—		—		—		16,939
Interest expense	(16,971)	(487)	487	5(b)	—		—		(16,971)
Other income (expense), net	322,467	(3,895)	—		—		—		318,572
Income (loss) before income taxes	47,335	83,814	180		(232,058)		(117,010)		(217,739)
Provision for (benefit from) income taxes	5,410	21,684	40	5(b)	(50,462)	6(d) 6(e)	(25,742)	7(n) 7(o) 7(p) 7(q)	(49,070)
Net income (loss)	$41,925	$62,130	$140		$(181,596)		$(91,268)		$(168,669)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04								$(0.16)
Diluted	$0.04								$(0.16)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	938,709						116,565	7(r)	1,055,274
Diluted	974,020						81,254	7(r)	1,055,274

See accompanying notes to unaudited pro forma condensed combined financial information.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended March 31, 2020

(In thousands, except per share data)

			Transaction Accounting Adjustments
	Historical Zynga	Historical Peak (IFRS)	Peak U.S. GAAP Adjustments (Note 5)		Policy Adjustments (Note 6)		Acquisition Accounting Adjustments (Note 7)		Pro Forma Combined
Revenue:
Online game	$344,360	$155,000	$—		$(730)	6(c) 6(d)	$—		$498,630
Advertising and other	59,407	—	—		—		—		59,407
Total revenue	403,767	155,000	—		(730)		—		558,037
Costs and expenses:
Cost of revenue	146,202	50,275	—		(1,580)	6(c) 6(e) 6(f) 6(g) 6(h) 6(i)	28,375	7(n) 7(o) 7(p)	223,272
Research and development	197,845	—	—		2,418	6(f) 6(g) 6(h) 6(i)	680	7(o)	200,943
Sales and marketing	123,171	79,367	—		269	6(h) 6(i)	(62)	7(n)	202,745
General and administrative	28,203	4,846	76	5(b)	(1,164)	6(h) 6(i)	(67)	7(q)	31,894
Total costs and expenses	495,421	134,488	76		(57)		28,926		658,854
Income (loss) from operations	(91,654)	20,512	(76)		(673)		(28,926)		(100,817)
Interest income	5,525	517	—		—		—		6,042
Interest expense	(6,955)	(97)	97	5(b)	—		—		(6,955)
Other income (expense), net	(2,330)	(1,559)	—		—		—		(3,889)
Income (loss) before income taxes	(95,414)	19,373	21		(673)		(28,926)		(105,619)
Provision for (benefit from) income taxes	8,511	7,148	5	5(b)	(17)	6(d) 6(e)	(6,363)	7(n) 7(o) 7(p) 7(q)	9,284
Net income (loss)	$(103,925)	$12,225	$16		$(656)		$(22,563)		$(114,903)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)								$(0.11)
Diluted	$(0.11)								$(0.11)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	952,502						116,565	7(r)	1,069,067
Diluted	952,502						116,565	7(r)	1,069,067

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the historical financial information of Zynga and Peak and presents the pro forma effects of the Transaction and certain transaction accounting adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of Zynga has been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The historical financial information of Peak has been prepared in accordance with International Financial Reporting Standards (IFRS) as promulgated by the International Accounting Standards Board.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it occurred on March 31, 2020 and combines the unaudited consolidated balance sheet of Zynga as of March 31, 2020 with Peak’s unaudited balance sheet as of March 31, 2020.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 give effect to the Transaction as if it occurred on January 1, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the audited consolidated statement of operations of Zynga for the year ended December 31, 2019 with Peak’s audited statement of operations for the year ended December 31, 2019.  The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 combines the unaudited consolidated statement of operations of Zynga for the three months ended March 31, 2020 with Peak’s unaudited statement of operations for the three months ended March 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Zynga deemed as the accounting acquirer. The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed are preliminary and subject to change when the business valuation and other analyses are finalized. The differences between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to reflect transaction accounting adjustments, which include certain adjustments to Peak’s IFRS financial statements to align them to U.S. GAAP, policy and reclassification adjustments to conform to the Company’s accounting policies and historical presentation and purchase accounting adjustments, to illustrate the effects of the acquired business under U.S. GAAP.

2. Description of the Acquisition

On May 31, 2020, the Company executed the Agreement with the shareholders of Peak, a Turkey joint stock company, pursuant to which Zynga acquired 100% of all issued and outstanding share capital of Peak in exchange for consideration of (a) $832.4 million of Cash Consideration, (b) $120.0 million of Escrow Consideration and (c) 116,564,861 shares of Zynga Class A common stock. On July 1, 2020, the acquisition closed consistent with the terms noted above. Pursuant to the Agreement, the Deferred Cash Consideration of $30.9 million was retained by the Company for a period of 66 months following the Closing Date as security for tax-related indemnification obligations of the prior owners of Peak.

3. Preliminary Purchase Consideration

The total estimated preliminary purchase consideration as of July 1, 2020 is as follows (in thousands):

Estimated Consideration
Estimated cash and Escrow Consideration(1)	$945,228
Fair value of Zynga Stock Consideration(2)	1,137,673
Total estimated preliminary purchase consideration	$2,082,901

(1)

The total amount shown represents the cash paid at closing, which includes the Escrow Consideration and payment for the estimated net working capital acquired by the Company, which is subject to finalization, as well as the present value of the Deferred Cash Consideration at the Acquisition Date.

(2)	The fair value of the Zynga Stock Consideration is based on the total shares issued of 116,564,861 and the closing stock price of Zynga’s Class A common stock on July 1, 2020 of $9.76 per share.

4. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Peak are recorded at their acquisition date fair values. The determination of fair value used in the pro forma adjustments herein are preliminary and based on management’s best estimates of the fair values and economic lives of the assets acquired and liabilities assumed – which consider currently available information and certain assumptions that the Company believes are reasonable under the circumstances – and have been prepared to illustrate the estimated effect of the Transaction. Specifically, the preliminary estimates that are not yet finalized relate to the estimated Cash Consideration, certain tangible assets and liabilities assumed, identifiable intangible assets, including the assigned useful life, income and non-income based taxes and residual goodwill. The allocation is dependent upon certain valuation and other analyses that have not yet been finalized.

The following table sets forth the preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Peak as of the Closing Date (in thousands):

Preliminary Purchase Price Allocation
Current assets acquired	$89,461
Goodwill	1,512,732
Intangible assets acquired:
Developed technology, useful life of 5 years	495,000
Trade names, useful life of 7 years	115,000
Non-current assets acquired	21,531
Current liabilities assumed	(32,057)
Non-current liabilities acquired	(10,409)
Deferred tax liabilities, net	(108,357)
Net assets acquired	$2,082,901

The preliminary fair value of the intangible assets acquired was determined using a risk-adjusted, discounted cash flow model.

Goodwill, which is non-deductible for tax purposes, represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired and is primarily attributable to the assembled workforce of the acquired business and expected synergies at the time of the acquisition.

5. Adjustments to Align Peak’s IFRS Financial Statements to U.S. GAAP

Balance Sheet Adjustments

(a) Reflects the increase to Peak’s right-of-use lease assets of $0.2 million and related impact to the deferred tax asset, net of less than $0.1 million to align to U.S. GAAP.

Statement of Operations Adjustments

(b) Reflects the reduction of Peak’s right-of-use asset depreciation of $0.2 million and a provision to income taxes of less than $0.1 million for the year ended December 31, 2019, as well as the reclassification of the depreciation and interest expense to rent expense of $0.5 million to align to U.S. GAAP.

Reflects the reduction of Peak’s right-of-use asset depreciation of less than $0.1 million and a provision to income taxes of less than $0.1 million for the three months ended March 31, 2020, as well as the reclassification of the depreciation and interest expense to rent expense of $0.1 million to align to U.S. GAAP.

6. Adjustments to Align Peak’s Accounting Policies and Presentation to Zynga’s Accounting Policies and Presentation

Balance Sheet Adjustments and Reclassifications

(a) Reflects the reclassification of Peak’s prepaid assets of $1.1 million from other current assets to prepaid expenses.

(b) Reflects the reclassification of Peak’s perpetual software licenses of $0.4 million from intangibles assets, net to property and equipment, net.

Statement of Operations Adjustments and Reclassifications

(c) Reflects the reduction of Peak’s Facebook online game revenue and payment processing fees of $0.6 million for the year ended December 31, 2019 and $0.1 million for the three months ended March 31, 2020 to align to Zynga’s accounting policy.

(d) Reflects the reduction of $231.8 million to online game revenue and a benefit to income taxes of $51.0 million for the year ended December 31, 2019 to align with Zynga’s revenue accounting policy to recognize mobile online game revenues over the estimated average playing period of payers as a result of the January 1, 2019 pro forma transaction date.

Reflects the reduction of $0.6 million to online game revenue and a benefit to income taxes of $0.1 million for the three months ended March 31, 2020 to align with Zynga’s revenue accounting policy to recognize mobile online game revenues over the estimated average playing period of payers as a result of the January 1, 2019 pro forma transaction date.

(e) Reflects the gross presentation of mobile payment processing fees of $0.3 million and certain country withholding taxes of $0.5 million to align to Zynga’s accounting policies for the year ended December 31, 2019.

Reflects the gross presentation of mobile payment processing fees of $0.1 million and certain country withholding taxes of $0.1 million to align to Zynga’s accounting policies for the three months ended March 31, 2020.

(f) Reflects the reclassification of personnel related expenses of $5.0 million for the year ended December 31, 2019 and $1.2 million for the three months ended March 31, 2020 from cost of revenue to research and development expenses.

(g) Reflects the reclassification of third-party hosted software and consultancy expenses of $1.6 million for the year ended December 31, 2019 and $0.4 million for the three months ended March 31, 2020 from cost of revenue to research and development expenses.

(h) Reflects the reclassification of depreciation and facilities overhead expenses of $1.6 million for the year ended December 31, 2019 and $0.7 million for the three months ended March 31, 2020 from general and administrative expenses to cost of revenue, research and development and sales and marketing expenses.

(i) Reflects the reclassification of rent expenses of $1.9 million for the year ended December 31, 2019 and $0.5 million for the three months ended March 31, 2020 from general and administrative expenses to cost of revenue, research and development and sales and marketing expenses.

7. Adjustments to Reflect the Acquisition

Balance Sheet Adjustments

(a) To record the following adjustments to cash and cash equivalents (in thousands):

Cash and Cash Equivalents
Cash and Escrow Consideration(1)	$945,228
Present value of Deferred Cash Consideration	(23,808)
Cash paid at the Closing Date	921,420
Sale of short-term investments (see note 7(b) below)	(708,513)
Total adjustment to cash and cash equivalents	$212,907

(1)

The total amount shown represents the cash paid at closing, which includes the Escrow Consideration and payment for the estimated net working capital acquired by the Company, which is subject to finalization, as well as the present value of the Deferred Cash Consideration at the Acquisition Date.

(b) Reflects the liquidation of Zynga’s short-term investments to partially fund the Transaction, limited to the total balance of short-term investments as of March 31, 2020.

(c) Reflects the preliminary fair value adjustment to the accounts receivable acquired by the Company of $1.3 million and related impact to the deferred tax asset, net of $0.3 million.

(d) Reflects the preliminary fair value adjustment to and full reduction of the carrying value of Peak’s internally developed software of $4.4 million and related impact to the deferred tax asset, net of $1.0 million.

(e) Reflects the elimination of business assets not included in the Transaction of $1.6 million and related impact to the deferred tax asset, net of $0.4 million.

(f) Reflects the preliminary fair value of $610.0 million for the acquired definite-lived intangible assets and the establishment of a deferred tax liability of $123.7 million related to these intangible assets. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation.

(g) Reflects the recognition of goodwill resulting from the Transaction.

(h) Reflects the preliminary adjustment to the right-of-use assets and lease liabilities of the acquired operating leases.

(i) Reflects the $8.0 million and $1.6 million of estimated transaction costs not yet accrued on the balance sheet of Zynga and Peak, respectively.

(j) Reflects the $140.1 million of change-in-control bonus payments not yet accrued on the balance sheet of Peak as well as a reduction to the income tax payable of $7.0 million and generation of net operating loss deferred tax asset, net of $23.8 million.

(k) Reflects the reclassification of Peak’s remaining deferred tax asset of $25.4 million to deferred tax liability, net.

(l) Reflects the recognition of the restricted cash Escrow Consideration and related payable of $120.0M, present value of the Deferred Cash Consideration obligation of $23.8 million and $1,137.7 million of Zynga Stock Consideration issued as part of the Transaction.

(m) Reflects the elimination of Peak’s historical stockholders’ equity.

Statement of Operations Adjustments

(n) Reflects the elimination of expenses related to business activities not included in the Transaction of $0.2 million and a provision to income taxes of less than $0.1 million for the year ended December 31, 2019.

Reflects the elimination of expenses related to business activities not included in the Transaction of $0.2 million and a provision to income taxes of less than $0.1 million for the three months ended March 31, 2020.

(o) Reflects the write-off of Peak’s internally developed software of $2.9 million, offset by the reduction of the amortization recognized of $0.9 million and a benefit to income taxes of $0.5 million for the year ended December 31, 2019.

Reflects the write-off of Peak’s internally developed software of $0.7 million, offset by the reduction of the amortization recognized of $0.4 million and a benefit to income taxes of $0.1 million for the three months ended March 31, 2020.

(p) Reflects the incremental amortization expense of $115.4 million and a benefit to income taxes of $25.4 million for the year ended December 31, 2019 associated with the preliminary fair value of definite lived intangible assets.

Reflects the incremental amortization expense of $28.9 million and a benefit to income taxes of $6.3 million for the three months ended March 31, 2020 associated with the preliminary fair value of definite lived intangible assets.

Amortization expense for the year ended December 31, 2019 and the three months ended March 31, 2020 is based on the preliminary fair value of intangible assets and estimated useful lives of the assets.

(q) Reflects the reduction to rent expense of $0.3 million and a provision to income taxes of $0.1 million for the year ended December 31, 2019 associated with the preliminary adjustment to the right-of-use asset and lease liabilities for the acquired operating leases.

Reflects the reduction to rent expense of $0.1 million and a provision to income taxes of less than $0.1 million for the three months ended March 31, 2020 associated with the preliminary adjustment to the right-of-use asset and lease liabilities for the acquired operating leases.

(r) Reflects the increase in the weighted-average shares outstanding from the issuance of the Zynga Stock Consideration as part of the Transaction. Further, the weighted-average shares outstanding – diluted are reduced by the impact of anti-dilutive shares resulting from the pro forma combined net loss.